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                                                  EXHIBIT 99.1



KEYBANK LOGO
Loan Number:   387236-1009501
                                  REVOLVING NOTE
                                  (Prime/LIBOR)

Date:               August 1, 1997

Principal Amount:   $3,000,000.00

Interest Rate:      Variable Rate or LIBO Fixed Rate

Maturity Date:      August 1, 1999

Borrower:           NEW WEST EYEWORKS, INC.

     1. PROMISE TO PAY. NEW WEST EYEWORKS, INC. ("Borrower") promises to pay to KEYBANK NATIONAL ASSOCIATION, Seattle Metro Office, 700 Fifth Avenue, 48th Floor, WA-31-10-4871, Seattle, WA. 98111 ("Lender"), or order, in lawful money of the United States of America, the principal amount set forth above or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

     2. PAYMENT. Borrower will pay this loan on demand, or if no demand is made, on the Maturity Date set forth above. In addition, Borrower will pay regular monthly payments of accrued unpaid interest, beginning September 1, 1997 and continuing on the same day of each month after that. Interest on this
Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

     3. INTEREST RATE. This Note shall bear interest at the Variable Rate, unless Borrower elects to have an Advance bear interest at a LIBO Fixed Rate, as described below. Advances may bear interest at different rates.

          (a) Variable Rate. Unless Borrower elects to have an advance bear interest at a Fixed Libo Rate, amounts outstanding hereunder shall bear interest from the date of advance at a floating rate equal to the Prime Rate plus one eighth percent (0.125%) (the "Variable Rate"). "Prime Rate" means the

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floating commercial loan rate announced from time to time by Lender as its
"prime rate", and is not necessarily the lowest rate offered by Lender. Changes in the Variable Rate will be effective on the date the Prime Rate changes.

          (b) LIBO Fixed Rate. Borrower may elect to have one or more advances (each a "Fixed Rate Advance") bear interest for a term of 30, 60, 90, 120, or 180 days (the "Advance Period") at a fixed rate of interest equal to the then-current LIBO Quote for the requested Advance Period, plus Two Hundred and Thirty Five One Hundredths Percent (2.35%)(the "LIBO Fixed Rate"). "LIBO Quote" means a rate calculated by Lender acting in good faith, which Lender determines with reference to, but which may be different from, its LIBOR or Eurodollar based costs of funds, on the date of the advance request for the Advance Period selected by Borrower. The formula used by Lender in determining the LIBO Quote is within its discretion and may be changed from time to time. Borrower may not select an Advance Period that extends beyond the Maturity Date of the Note. Upon expiration of the applicable Advance Period, Borrower may elect to roll the advance to a new LIBO Fixed Rate, to pay the advance off, or have the advance bear interest thereafter at the Variable Rate. If Borrower fails to elect any of these options, the advance will thereafter bear interest at the Variable Rate until Borrower selects a new LIBO Fixed Rate.

          (c) Restrictions. The initial Fixed Rate Advance shall be a minimum amount of One Million Dollars ($1,000,000.00), thereafter at Two Hundred and Fifty Thousand Dollars ($250,000.00). Borrower may not have more than three Fixed Rate Advances outstanding at any particular time.

     4. PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. This Note evidences a revolving line, which may be borrowed, repaid, and re-borrowed from time until maturity or earlier termination. Principal payments shall first be applied to reduce principal bearing interest at the Variable Rate, then to Fixed Rate Advances. If Borrower prepays a Fixed Rate Advance prior to the last day of the applicable Advance Period, Borrower shall also pay a Prepayment Premium,
calculated as set forth below.   Lender will be entitled to receive the
Prepayment Premium regardless of whether prepayment is voluntary or involuntary, (including a demand on the Note at a time when Borrower is in default hereunder) but not in the event of a demand by Lender prior to the stated Termination Date in the absence of default under this Note. Borrower acknowledges that Lender may or may not, in any particular case, match-fund a Fixed Rate Advance and Borrower agrees that Lender will be entitled to receive the Prepayment Premium irrespective of match-funding. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.
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     5.   LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 2.000% of the regularly scheduled payment or $10.00, whichever is greater.

     6. DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect, either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. (f) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen
(15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

     7. LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower must pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also increase the interest rate on this Note to a floating rate equal to the Prime Rate plus 2.00% per annum. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, court costs, Lender's attorneys' fees and Lender's reasonable legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. This Note has been delivered to and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of King County, State of Washington. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

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     8.   DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $10.00 if
Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

     9. LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Barry J. Feld, President/CEO, Darius J. Ditallo, V.P. Finance/Admin.. Borrower authorizes Lender to debit Borrower's account number 471631003426 for the required interest payments and any other sums owed under this Note. Borrower shall keep sufficient collected balances in the Account to ensure that funds will be available to cover each payment when due. Borrower agrees to be liable for all sums either advanced in accordance with the instructions of an authorized person or credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

     10. PREPAYMENT PREMIUM. If for any reason Borrower shall prepay all or a portion of the principal amount of any Fixed Rate Advance prior to the expiration of the applicable Advance Period, Borrower shall also pay Lender a Prepayment Premium. The Prepayment Premium will be equal to the present value, at the time of prepayment (the "Prepayment Date"), of the excess of (i) the interest that would have been payable on the amount prepaid at the interest rate applicable to the Advance(s) from the Prepayment Date to the expiration date of the Advance Period applicable to such Advance, over (ii) the interest that would be chargeable on a note equal to the amount prepaid at a New Rate. The "New Rate" shall be equal to the United States Treasury Security yield on a security with a current remaining term to maturity the same as the Advance at the Prepayment Date, plus the comparable interest rate spread as the Advance had to the United States Treasury Security yield with the same maturity. The present value shall be computed using 1/12th of the New Rate as the monthly discount rate. If there is no U.S. Treasury Security with a comparable maturity, Lender will determine the appropriate yield by interpolating between maturities.
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     11.  SWAP PROVISIONS.  If Borrower and Lender are entering or subsequently enter into an interest rate swap agreement related to this Note (a "Swap"), then the following provisions shall apply: This Note shall be deemed to be modified so that interest will accrue during the period of time the Swap is in effect at a Fixed Rate equal to the rate designated in the Confirmation issued by Lender applicable to such Swap, and calculated in accordance with the procedures and quotation sources used in connection with the Swap. Upon a termination of the Swap that does not constitute a default under this Note, the interest and payment provisions under this Note shall, at Lender's sole and exclusive option, revert to what they would have been absent the Swap. If this
Note is prepaid, then Lender shall have the right in its sole and absolute discretion to terminate the Swap upon or at any time after such prepayment. In addition to any premium that may be due under this Note upon prepayment, Borrower will pay any amounts that may be due to Lender upon Early Termination (as defined in the 1991 ISDA Definitions published by the International Swap Dealers Association, Inc.) of the Swap.

     12. ADDITIONAL PROVISIONS. Any advance that Lender in its sole discretion may permit after the final payment date provided in this Note will be due on demand and otherwise subject to the terms of this Note. If there is a statutory change in state or federal law (including without limitation, a change related to required reserves under applicable bank regulatory law or a change in any provision of the Internal Revenue Code), or any regulation or interpretation issued thereunder, that lowers Lender's effective yield on this Note, Lender shall notify Borrower in writing of the change, and Borrower shall pay as additional interest on this Note, the amount necessary to compensate Lender for the amount by which Lender's effective yield was reduced.

     13. GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights and remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, each waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

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          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR
          TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.



KEYBANK NATIONAL ASSOCIATION              BORROWER:
                                          NEW WEST EYEWORKS, INC.
 /s/ Michael P. Righi                     BY:
----------------------------
          Authorized Officer

                                          /s/ Barry J. Feld
                                          ----------------------------
                                          BARRY J. FELD, PRESIDENT/CEO


                                          /s/ Darius J. DiTallo
                                          -------------------------------------
                                          DARIUS J. DITALLO,V.P. FINANCE/ADMIN